Exhibit 99.1 (b) 4

ARCLIGHT SYSTEMS LLC

Statements of Members’ Equity

Year ended December 31, 2002 and Period from April 1, 2001

(date of inception of operations) to December 31, 2001

	Class A Equity		Class B Equity		Class C Equity		Retained earnings (Accumulated deficit)	Total members’ equity
	Units	Amount	Units	Amount	Units	Amount
Balances at April 1, 2001 (date of inception)	2,500,000	$3,137,932	3,623,454	$12,492,054	—	$—	$—	$15,629,986
Issuance of Class B units	—	—	393,748	1,357,467	—	—	—	1,357,467
Interim measurement of Class B floating shares	—	—	—	13,157,045	—	—	—	13,157,045

Net loss	—	—	—	—	—	—	(5,802,593)	(5,802,593)

Balances at December 31, 2001	2,500,000	$3,137,932	4,017,202	$27,006,566	—	$—	$(5,802,593)	$24,341,905

Issuance of Class B units	—	—	10,750	72,269	—	—	—	72,269
Issuance of Class C units	—	—	—	—	370,604	3,547,277	—	3,547,277
Member distributions	—	—	—	—	—	—	(18,565,000)	(18,565,000)
Net income	—	—	—	—	—	—	55,537,075	55,537,075

Balances at December 31, 2002	2,500,000	$3,137,932	4,027,952	$27,078,835	370,604	$3,547,277	$31,169,482	$64,933,526

See accompanying notes to financial statements.